Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

ONE MANHATTAN WEST NEW YORK, NY 10001 ________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com June 8, 2026
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Forbright, Inc.
4445 Willard Ave, Suite 1000
Chevy Chase, Maryland 20815

Re:	Forbright, Inc. Registration Statement on Form S-1
Ladies and Gentlemen:
We have acted as special United States counsel to Forbright, Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of up to 9,085,000 shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”), of the Company (including up to 1,185,000 shares of Class A Common Stock subject to an over-allotment option) (the “Company Shares”).
This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).
In rendering the opinion stated herein, we have examined and relied upon the following:
(a)    the registration statement on Form S-1 (File No. 333-295966) of the Company relating to the Shares filed on May 15, 2026 with the Securities and Exchange Commission (the “Commission”) under the Securities Act, and Pre-Effective Amendments No. 1 and No. 2 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);
(b)    the form of the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into among the Company and Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the

Forbright, Inc.
June 8, 2026

“Underwriters”), relating to the sale by the Company to the Underwriters of the Company Shares, filed as Exhibit 1.1 to the Registration Statement;
(c)    an executed copy of a certificate of Kori L. Ogrosky, Executive Vice President, Chief Legal Officer and Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);
(d)    a copy of the Company’s Certificate of Incorporation dated April 12, 2021, as amended on January 18, 2022, certified by the Secretary of State of the State of Delaware as of June 1, 2026 and certified pursuant to the Secretary’s Certificate as being in effect on the resolutions dated October 5, 2021, October 20, 2021, May 15, 2023, May 20, 2026 and June 1, 2026 referred to below and as of the date hereof;
(e)    the form of the Company’s Amended and Restated Certificate of Incorporation, to be in effect immediately prior to the consummation of the offering of the Shares, filed as Exhibit 3.2 to the Registration Statement (the “New Certificate of Incorporation”);
(f)    a copy of the Company’s Amended and Restated Bylaws, as amended on October 5, 2021, certified pursuant to the Secretary’s Certificate as being in effect on the resolutions dated October 20, 2021 referred to below;
(g)    a copy of the Amended and Restated Bylaws, certified pursuant to the Secretary’s Certificate as being in effect on the resolutions dated May 15, 2023, May 20, 2026 and June 1, 2026 referred to below and as of the date hereof;
(h)    the form of the Company’s Amended and Restated Bylaws, to be in effect immediately prior to the consummation of the offering of the Shares, filed as Exhibit 3.4 to the Registration Statement (the “New Bylaws”); and
(i)    copies of certain resolutions of the Board of Directors of the Company adopted on February 10, 2021, October 5, 2021, October 20, 2021, May 15, 2023, May 20, 2026 and June 1, 2026, certified pursuant to the Secretary’s Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.
In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and

Forbright, Inc.
June 8, 2026

representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate, the New Certificate of Incorporation and the factual representations and warranties set forth in the Underwriting Agreement.
We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:
When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the New Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and has become effective; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, has taken all necessary corporate action to approve the issuance and sale of the Company Shares and related matters, including the price per share of the Company Shares; and (v) the Company Shares are registered in the Company’s share registry and delivered upon payment of the consideration therefor determined by the Board of Directors, the Company Shares, when issued and sold in accordance with the provisions of the Underwriting Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per Company Share. In addition, in rendering the foregoing opinions, we have assumed that:
(a)    the Company’s issuance of the Company Shares does not and will not (i) except to the extent expressly stated in the opinions contained herein, violate any statute to which the Company or such issuance is or was subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to (x) the New Certificate of Incorporation or the New Bylaws or (y) those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments); and
(b)    the Company’s authorized capital stock will be as set forth in the New Certificate of Incorporation, and we have relied solely on the form thereof and have not made any other inquiries or investigations.
This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.
We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing

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June 8, 2026

of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP
MPR